Exhibit 10.1
To:     UBS Switzerland AG
[name]
EA21 – EA429.01 / FMXJ-KIM
P.O. Box
8098 Zurich
Switzerland

as Agent

    and

    Guess Europe Sagl
[name]
Strada Regina 44
6934 Bioggio
Switzerland

    as Borrower and the Obligor’s Agent

From:    […], as Increase Lender

Place/Date:    […], […]
Dear Madam, dear Sir
We refer to (i) the EUR 250,000,000 Revolving Credit Facility Agreement for Guess Europe Sagl arranged by UBS Switzerland AG and Credit Suisse (Switzerland) Ltd. as Mandated Lead Arrangers, Joint Bookrunners and Original Lenders, with UBS Switzerland AG acting as Agent and further financial institutions as Original Lenders, dated May 5th, 2022, as amended and amended and restated from time to time (the Agreement) and the (ii) respective “Increase, Interest Margin Adjustment and Amendment Request” submitted by the Borrower to the Agent on May 29th, 2024 (the Request).
Terms defined in the Agreement and/or the Request have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.
1.    This is an Increase Confirmation and a “Finance Document” according to the Agreement.
2.    We refer to Clause 2.2 (Increase Option) of the Agreement.

3.    With effect as of the Increase Date (as defined below), the Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified below (the Relevant Commitment) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment:
Total Commitment prior to increase:    EUR 250,000,000
Total Commitment upon increase    EUR 350,000,000
Relevant Commitment:    EUR […]
Increase Lender’s participation in
Total Commitment upon increase    EUR […]
4.    The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is July 1st, 2024.
5.    We take note of the Increase Fee to be paid by the Borrower on the Increase Date (or the subsequent date to be agreed in writing, as the case may be) in accordance with the terms and conditions to be separately documented in a relevant Fee Letter as set forth under Clause 2.2(q) and 14.4 of the Agreement.
6.    We take note that, according to the Request, upon receipt by the Borrower of duly executed Increase Confirmation (and ancillary documents, if any) by a number of Increase Lenders, Accepting Lenders and/or Additional Lenders (as the case may be) accepting to grant to the Borrower an Additional Commitment in the amount specified in the Request and with effect as of the Increase Date, Clause 11.3(b) of the Agreement shall read as follows:
(b)“Thereafter, the Margin shall be determined quarterly based on the most recent Compliance Certificate and the financial statements of the Guarantor-Sub-Group (on a consolidated basis) delivered to the Agent in accordance with Clause 22.1 (Financial Statements) and Clause 22.2 (Compliance Certificate) respectively (covering the last 12 (twelve) Months) as follows (subject to paragraph (d) below):

Leverage Ratio for interest calculation	Margin
> 2.00x	1.45% p.a.
< 2.00x > 1.00x	1.25% p.a.
< 1.00x	1.10% p.a.”
7.    The Facility Office and address, e-mail address and attention details for notices to the Increase Lender for the purposes of this Agreement are as follows:
[…]

8.    The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (i) of Clause 2.2 (Increase Option) of the Agreement.
9.    The Increase Lender confirms and represents, that:
(a)    it is a Qualifying Bank;
(b)    it is not a Restricted Person.
10.    This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.
11.    This Increase Confirmation shall in all respects be governed by and construed in accordance with the substantive laws of Switzerland (to the exclusion of conflict of law rules) and exclusive jurisdiction shall be with the Courts of the Canton of Zurich, Switzerland, venue being Zurich 1, with the right to appeal to the Swiss Federal Court (Schweizerisches Bundesgericht) in Lausanne as provided by law, whose judgment shall be final, for all purposes relating to this Increase Confirmation. Place of performance (Erfüllungsort) under this Increase Confirmation shall be Zurich, Canton of Zurich.

Yours faithfully
[…], as Increase Lender

By:	By:
Function:	Function:

Guess Europe Sagl, as Company

By:	By:
Function:	Function:

UBS Switzerland AG, as Agent

By:	By:
Function:	Function: